UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 30, 2009
SPARTON CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Ohio (State or other jurisdiction	1-1000 (Commission File Number)	38-1054690 (IRS Employer
of incorporation)		Identification No.)

2400 East Ganson Street
Jackson, Michigan	49202
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (517) 787-8600
N/A
(Former Name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 8.01 Other Events
Item 9.01 Financial Statements and Exhibits
SIGNATURES
Index to Exhibits
EX-10.1
EX-99.1

Item 1.01	Entry into a Material Definitive Agreement
On April 30, 2009 and effective as of May 1, 2009, Sparton Corporation (the “Company” or “Sparton”) entered into a Promissory Note Modification Agreement (the “Amendment”) with National City Bank, a national banking association (the “Lender”), which amends the terms of the existing Promissory Note dated January 22, 2008 between the Company and the Lender (the “Promissory Note”) and the related documents. The Promissory Note relates to an $18 million revolving line of credit facility (the “Line of Credit Loan”) that supports the Company’s working capital needs and other general corporate purposes. The Line of Credit Loan is secured by substantially all assets of the Company. The Line of Credit Loan is evidenced by, among other documents, the Promissory Note, as amended by the Master Amendment to Loan Documents, dated as of April 21, 2008 and effective as of March 31, 2008, by the Second Master Amendment to Loan Documents, dated as of July 31, 2008 and effective as of June 30, 2008, by the Third Master Amendment to Loan Documents, dated as of November 12, 2008, and by the Fourth Master Amendment to Loan Documents, dated as of January 20, 2009 (collectively, the “Line of Credit Loan Documents”).
Pursuant to the Amendment, the terms of the Line of Credit Loan Documents were amended to extend the maturity date of the Promissory Note from May 1, 2009 to June 15, 2009. The Company also ratified and confirmed its obligations and liability to the Lender under the Line of Credit Loan Documents pursuant to the Amendment.
The Line of Credit Loan Documents include representations, covenants and events of default that are customary for financing transactions of this nature. The Company’s obligations under the Line of Credit Loan Documents are guaranteed by each of the Company’s subsidiaries, and each guarantee is secured by all assets of the respective subsidiary.
The foregoing does not constitute a complete summary of the terms of the Amendment and reference is made to the complete form of the Amendment and the press release that are attached as Exhibit 10.1 and Exhibit 99.1, respectively, to this report and are hereby incorporated by reference.

Item 8.01	Other Events
Sparton entered into a Proposal Letter and Preliminary Term Sheet (the “Term Sheet”) with a prospective lender (the “Potential Lender”) on April 15, 2009 relating to a potential financing that, if consummated by the Company and the Potential Lender, would replace the Line of Credit Loan and provide for the ongoing working capital needs of Sparton. The Term Sheet is non-binding and subject to customary contingencies, including, but not limited to, the following: (i) completion of satisfactory due diligence on Sparton; (ii) the negotiation of definitive terms of a commitment letter and credit agreement; and (iii) no material adverse change in the condition, financial or otherwise, of the Company’s operations, properties, assets or prospects. There are no assurances that the Potential Lender will offer a binding commitment letter to Sparton or that the Potential Lender and Sparton will consummate the prospective financing.

Item 9.01	Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description
Exhibit 10.1	Promissory Note Modification Agreement dated April 30, 2009 and effective May 1, 2009, by and between Sparton Corporation and National City Bank.

Exhibit 99.1	Press Release dated May 1, 2009 issued by Sparton Corporation regarding the Promissory Note Modification Agreement.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPARTON CORPORATION
Dated: May 1, 2009	By:	/s/ Cary B. Wood
Cary B. Wood, President and Chief Executive Officer

Index to Exhibits

Exhibit 10.1	Promissory Note Modification Agreement dated April 30, 2009 and effective May 1, 2009, by and between Sparton Corporation and National City Bank.

Exhibit 99.1	Press Release dated May 1, 2009 issued by Sparton Corporation regarding the Promissory Note Modification Agreement.